Exhibit 77Q

ITEM 77(Q)(1)(e)(i)

First Amendment to the sub-advisory agreement between ING Investments, LLC and Brandes Investment Partners, LLC dated filed herewith

ITEM 77(Q)(1)(e)(ii)

Second Amendment to the sub-advisory agreement between ING Investments, LLC and Brandes Investment Partners, LLC dated September 1, 2003 filed herewith.